CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

      We consent to the incorporation by reference in the registration statements on Form S-1, Form S-3 and Form S-8 of Tengasco, Inc. of the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2012 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:  S/Stephen W. Daniel
       Stephen W. Daniel
       Senior Partner

Dallas, Texas
March 22, 2013